UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 1, 2006

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-28540	94-3079392
(Commission File Number)	(I.R.S. Employer Identification Number)

6539 Dumbarton Circle
Fremont California 94555

(Address of Principal Executive Offices, including Zip Code)

(510) 789-1500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                                             Entry into a Material Definitive Agreement

(a)                                  Asset Purchase Agreement with Sima Solutions.  On February 1, 2006 Versant Corporation (“Versant” or the “Company”) entered into an Asset Purchase Agreement dated February 1, 2006 with Sima Solutions, an Illinois corporation (the “Sale Agreement”).  Pursuant to the Sale Agreement, Versant sold assets associated with its IBM WebSphere® consulting practice to Sima Solutions, a company founded, and substantially owned, by James Pollitt, who prior to the consummation of this Sale Agreement was a Versant employee who served as the manager of Versant’s WebSphere consulting practice.  Please see Item 2.01 below in this report on Form 8-K for a more detailed description of the Sale Agreement, which is incorporated by reference into this Item 1.01. WebSphere® is a trademark of International Business Machines Corporation.

(b)                                  Stock Option Grant to Executive Officer.  In connection with his appointment as Executive Vice President of Field Operations of Versant Corporation (“Versant” or the “Corporation”), the Compensation Committee of Versant’s Board of Directors granted Thomas Huben an option to purchase up to 20,000 shares of Versant’s Common Stock under Versant’s 2005 Equity Incentive Plan (the “Plan”).  The exercise price of the stock options is $6.34 per share, which is equal the closing price of Versant’s Common Stock on the Nasdaq Capital Market on the date of grant, February 1, 2006.  The term of the stock options is 10 years, which is the standard term for stock options granted under the Plan.  Consistent with the Company’s standard vesting provisions, the options shall vest and become exercisable over a 3-year period as follows: for so long as Mr. Huben continues to be employed by or provide other services to Versant, (i) the right to purchase 25% of the shares subject to the option would vest and become exercisable nine months after the date the option was granted and (ii) thereafter the option would vest and become exercisable with respect to 1/27 of the remaining 75% of the shares each month for a period of 27 months].

Item 2.01                                             Completion of Acquisition or Disposition of Assets

On February 1, 2006 Versant completed the sale of the assets associated with its IBM WebSphere consulting practice (the “WebSphere Practice”) to Sima Solutions, a privately held Illinois corporation (“Sima”).  Sima was founded, and is substantially owned, by James Pollitt who, prior to this transaction, was a Versant employee who served as the manager of Versant’s WebSphere Practice.  Pursuant to its WebSphere Practice, Versant provided consulting and training services to end-users of IBM’s WebSphere® application server software. As a result of this transaction Versant will cease conducting its WebSphere Practice.   In connection with Versant’s sale of its WebSphere assets, certain employees of Versant who formerly worked in Versant’s WebSphere Practice, including Mr. Pollitt, terminated their employment with Versant and became employees of Sima.  WebSphere® is a trademark of International Business Machines Corporation.

The sale of Versant’s WebSphere Practice assets was consummated pursuant to an Asset Purchase Agreement dated February 1, 2006 (the “Sale Agreement”) between Versant and Sima.

Pursuant to the Sale Agreement, Sima acquired assets consisting principally of certain contracts with customers, contractors and business partners of the WebSphere Practice, an office lease in the Chicago, Illinois area, certain office equipment, customer lists, marketing information and marketing collateral.  In exchange for these assets, Sima assumed certain liabilities associated with the WebSphere Practice, paid Versant $500,000 in cash and agreed to make certain contingent cash “earn-out” payments to Versant based on varying percentages of the revenues Sima collects from its operation of the WebSphere Practice (“earn-out revenue”) during the 24-month period immediately following closing of this transaction, substantially as follows:

During the first 12 months following the closing (the “First Year”) Sima has agreed to pay Versant (i) 12% of the first $3,740,00 of earn out revenue collected during the First Year, if any; (ii) 5% of the next $2,000,000 of earn out revenue collected during the First Year, if any; and (iii) 2% of any other earn out revenue collected during the First Year in excess of $5,740,000; and

During the second 12 months following the closing (the “Second Year”) Sima has agreed to pay Versant (i) 12% of the first $3,740,00 of earn out revenue collected during the Second Year, if any; (ii) 5% of the next $2,000,000 of earn out revenue collected during the Second Year, if any; and (iii) 2% of any other earn out revenue collected during the Second Year in excess of  $5,740,000.

The above earn-out payment formula is subject to certain adjustments, including adjustments which reduce the dollar thresholds at which the percentages of earn-out revenue are to be paid under the above formula if certain former Versant employees do not remain employed by Sima for certain time period following the closing of the transaction.

Under the Sale Agreement, Versant has agreed not to compete with Sima’s WebSphere consulting business for a period of 36 months after the closing of the transaction.  However this non-competition covenant is subject to early termination in the event that Versant participates in certain “change of control” transactions. In addition, under the Sale Agreement Versant and Sima have each agreed to indemnify each other against breaches of representations and warranties made to the other in the Sale Agreement and against certain liabilities assumed or retained by the other, subject to certain time limitations. Versant’s liability to indemnify Sima for breaches of Versant’s representations and warranties under the Sale Agreement is limited to $100,000.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement, which is filed as an exhibit to this report on Form 8-K.

Item 8.01.                                          Other Events.

On January 23, 2006, Versant appointed Thomas Huben as Executive Vice President of Field Operations.  Previously, Mr. Huben had served as the Company’s Vice President of Sales.

Item 9.01:  Financial Statements and Exhibits.

(b)                                Pro forma Financial Information

See Attached.

 (c)                              Exhibits.

The following exhibit is filed herewith:

2.01                           Asset Purchase Agreement dated as of February 1, 2006 between Versant Corporation and Sima Solutions

Pursuant to Item 601(b)(2) of Regulation of S-K, certain annexes, exhibits and schedules to this Asset Purchase Agreement have been omitted but will be furnished supplementally to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: February 7, 2006	By:	/s/ Jochen Witte
Jochen Witte, Chief Executive Officer

EXHIBIT INDEX

Exhibit	Exhibit Title

2.01	Asset Purchase Agreement dated as of February 1, 2006 between Versant Corporation and Sima Solutions

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